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                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                             AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in Millions)

                                           Years Ended December 31,

                                 1995*     1994      1993     1992      1991
Earnings:

Pretax Income, excluding
 equity in earnings of
 unconsolidated affiliates      $ 484.5   $ 148.9   $ 160.9  $  92.8   $  66.2

Interest expense on Indebtedness   77.0      53.6      51.2     33.1      32.1

Portion of Rents Representative
 of an Appropriate Interest Factor 17.2      17.7      11.0      8.3       5.7

Equity in Undistributed Net Earnings
 of 50% Owned Affiliates            5.7      15.6       9.0      8.2       7.0

Distributed Earnings of Less Than
 50% Owned Affiliates               0.9       0.1       0.5      0.6       0.2

Fixed Charges of
 50% Owned Affiliates               1.3       0.9       1.4      1.0       1.3

 Income as Adjusted             $ 586.6   $ 236.8   $ 234.0  $ 144.0   $ 112.5

Fixed Charges:

Interest Expense on Indebtedness$  77.0   $  53.6   $  51.2  $  33.1   $  32.1

Portion of Rents Representative
 of an Appropriate Interest Factor 17.2      17.7      11.0      8.3       5.7

Fixed Charges of
 50% Owned Affiliates               1.3       0.9       1.4      1.0       1.3

 Total Fixed Charges            $  95.5   $  72.2   $  63.6  $  42.4   $  39.1

Ratio of Earnings to
 Fixed Charges                     6.14      3.28      3.68     3.40      2.88

* Financial information from which the ratio of earnings to fixed charges is computed for the year ended December 31, 1995 reflects DST Systems, Inc. ("DST") as a majority owned unconsolidated subsidiary through October 31, 1995, and as an unconsolidated affiliate beginning November 1, 1995, as a result of the DST public offering and associated transactions (as discussed in Note 2 to the Consolidated Financial Statements in this Form 10-K), which reduced the Company's ownership in DST to approximately 41%.




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                       KANSAS CITY SOUTHERN INDUSTRIES, INC.
                             AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES-
               EXCLUDING ONE TIME GAIN ON SALE OF DST SYSTEMS, INC.

                              (Dollars in Millions)
                                          Year Ended
                                       December 31, 1995
Earnings:

Pretax Income, excluding equity in
 earnings of unconsolidated affiliates
 and one time gain on sale of
 DST Systems, Inc.                            $188.2

Interest expense on Indebtedness                77.0

Portion of Rents Representative
 of an Appropriate Interest Factor              17.2

Equity in Undistributed Net Earnings
 of 50% Owned Affiliates                         5.7

Distributed Earnings of Less Than
 50% Owned Affiliates,                           0.9

Fixed Charges of
 50% Owned Affiliates                            1.3

 Income as Adjusted                           $290.3

Fixed Charges:

Interest Expense on Indebtedness              $ 77.0

Portion of Rents Representative
 of an Appropriate Interest Factor              17.2

Fixed Charges of
 50% Owned Affiliates                            1.3

 Total Fixed Charges                          $ 95.5

Ratio of Earnings to
 Fixed Charges Excluding One Time
 Gain on Sale of DST Systems, Inc.              3.04

Financial information from which the ratio of earnings to fixed charges is computed for the year ended December 31, 1995 reflects DST Systems, Inc. ("DST") as a majority owned unconsolidated subsidiary through October 31, 1995, and as an unconsolidated affiliate beginning November 1, 1995, as a result of the DST public offering and associated transactions (as discussed in Note 2 to the Consolidated Financial Statements in this Form 10-K), which reduced the Company's ownership in DST to approximately 41%. However, the computation excludes the one time pretax gain of $296.3 million recognized in connection with the DST public offering and associated transactions.

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